SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                    __________________________________

                                 FORM 8-K/1A
                    __________________________________


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Event (Date of earliest event reported): January 31, 1995 Date of Report: February 15, 1995


                    INDIANAPOLIS POWER & LIGHT COMPANY
          (Exact name of registrant as specified in its charter)



        Indiana               1-3132-2            35-0413620
(State or other jurisdiction  (Commission       (IRS Employer
    of incorporation)         File Number)     Identification No.)



             25 Monument Circle, Indianapolis, Indiana  46204
           (Address of principal executive offices)  (Zip Code)


    Registrant's telephone number, including area code:  (317) 261-8261

Item 5.  Other Events

     On January 31, 1995, IPALCO Enterprises, Inc. announced the fiscal 1994 results for the year ended December 31, 1994, for Indianapolis Power & Light Company, IPALCO's principal subsidiary. Utility operating revenue for the year ended December 31, 1994, was $686.1 million, compared to $664.3 million during fiscal 1993. Utility net income was $103.8 million for the fiscal year ended December 31, 1994, compared to $102.8 million during fiscal 1993.

Item 7.  Exhibits

     (23) Independent Auditors' Consent.

     (27) Financial Data Schedule.

     (99) Copy of press release issued by IPALCO Enterprises, Inc., parent of Indianapolis Power & Light Company, relating to earnings for year ended December 31, 1994.

     (99) Audited 1994 Financial Reports.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 15, 1995

                                   INDIANAPOLIS POWER & LIGHT COMPANY



                                   By   /s/ John R. Brehm

                                     Name:  John R. Brehm
                                     Title:  Senior Vice President